ACCOUNTANTS' CONSENT

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of Life Medical Sciences, Inc., of our report dated March 2, 1999 on our audit of the financial statements of Life Medical Sciences, Inc., included in the December 31, 1998 Annual Report on Form 10-K of Life Medical Sciences, Inc.

                                          Richard A. Eisner & Company, LLP
                                          Certified Public Accountants

New York, New York
January 20, 2000